Filed Pursuant to Rule 424(b)(2)

Registration No. 333-272447

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplements, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 3, 2024

PRICING SUPPLEMENT dated          , 2024

(To Product Supplement No. WF-1 dated September 5, 2023, Equity Index Underlying Supplement dated

September 5, 2023, ETF Underlying Supplement dated September 5, 2023, Prospectus Supplement dated

September 5, 2023 and Prospectus dated September 5, 2023)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028
☐	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the SPDR® Dow Jones® Industrial Average ETF Trust (each referred to as an “Underlying”)
☐	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed Call Premium or, if not automatically called, the Maturity Payment Amount, will depend, in each case, on the Closing Value of the Lowest Performing Underlying on the relevant Call Observation Date. The Lowest Performing Underlying on any Call Observation Date is the Underlying that has the lowest Closing Value on that day as a percentage of its Starting Value
☐

Automatic Call. If the Closing Value of the Lowest Performing Underlying on any Call Observation Date is greater than or equal to its applicable Call Threshold Value (100% of its Starting Value for each of the first three Call Observation Dates and 70.00% of its Starting Value for the last Call Observation Date), the securities will be automatically called for the face amount plus the Call Premium applicable to that Call Observation Date. The Call Premium applicable to each Call Observation Date will be a percentage of the face amount that increases for each Call Observation Date based on a simple (non-compounding) return of approximately at least 10.50% per annum (to be determined on the Pricing Date)

	Call Observation Date	Call Premium*
	January 9, 2025	At least 10.50% of the face amount
	January 9, 2026	At least 21.00% of the face amount
	January 11, 2027	At least 31.50% of the face amount
	January 5, 2028 (the “Final Calculation Day”)	At least 42.00% of the face amount
* The actual Call Premium applicable to each Call Observation Date will be determined on the Pricing Date
☐	Maturity Payment Amount. If the securities are not automatically called, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the value of the Lowest Performing Underlying, and lose more than 30%, and possibly all, of the face amount of your securities
☐	Investors may lose some or all of the face amount
☐	Any positive return on the securities will be limited to the applicable Call Premium, even if the Closing Value of the Lowest Performing Underlying on the applicable Call Observation Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable fixed Call Premium
☐	Your return on the securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Observation Date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue the shares of the Fund or any securities included in or held by any Underlying for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-8 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplements, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to CIBC
Per Security	$1,000.00	Up to $7.75	At least $992.25
Total	$	$	$

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $7.75 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $5.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplements for information regarding how we may hedge our obligations under the securities.

(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of up to $0.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is expected to be between $942.20 and $962.20 per security. The estimated value is expected to be less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX” or an “Index”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY” or an “Index”) and the SPDR® Dow Jones® Industrial Average ETF Trust (Bloomberg ticker symbol “DIA”) (the “DIA” or the “Fund”) (each referred to as an “Underlying,” and collectively as the “Underlyings”).
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	January 4, 2024
Issue Date*:	January 9, 2024
Stated Maturity Date*:	January 10, 2028, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Automatic Call:

If the Closing Value of the Lowest Performing Underlying on any Call Observation Date (including the Final Calculation Day) is greater than or equal to its applicable Call Threshold Value, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the Call Premium applicable to the relevant Call Observation Date. The last Call Observation Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Stated Maturity Date.

Any positive return on the securities will be limited to the applicable Call Premium, even if the Closing Value of the Lowest Performing Underlying on the applicable Call Observation Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable Call Premium.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates*, Call Threshold Values and Call Premiums:	Call Observation Dates	Call Threshold Values for Each Underlying	Call Premiums	Payment per Security upon an Automatic Call
	January 9, 2025	100% of its Starting Value	At least 10.50%	At least $1,105.00
	January 9, 2026	100% of its Starting Value	At least 21.00%	At least $1,210.00
	January 11, 2027	100% of its Starting Value	At least 31.50%	At least $1,315.00
	January 5, 2028	70% of its Starting Value	At least 42.00%	At least $1,420.00

The Call Premium applicable to each Call Observation Date will be a percentage of the face amount that increases for each Call Observation Date based on a simple (non-compounding) return of approximately at least 10.50% per annum (to be determined on the Pricing Date).

The actual Call Premium and payment per security upon an automatic call that is applicable to each Call Observation Date will be determined on the Pricing Date and will be at least the values specified in the foregoing table.

We refer to January 5, 2028 as the “Final Calculation Day.”

The Call Observation Dates are subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Market Disruption Events and Postponement Provisions” below.

Call Payment Date:	Three Business Days after the applicable Call Observation Date (as each such Call Observation Date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if

PRS-2

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

applicable); provided that the Call Payment Date for the last Call Observation Date will be the Stated Maturity Date.
Maturity Payment Amount:

If the securities are not automatically called, then on the Stated Maturity Date, you will be entitled to receive a cash payment per security in U.S. dollars determined as follows:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If the securities are not automatically called, you will have 1-to-1 downside exposure to the decrease in the value of the Lowest Performing Underlying on the Final Calculation Day and lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Underlying:	For any Call Observation Date, the Underlying with the lowest Performance Factor on that day.
Performance Factor:	With respect to an Underlying on any Call Observation Date, its Closing Value on such day divided by its Starting Value (expressed as a percentage).
Starting Value:	With respect to each Underlying, its Closing Value on the Pricing Date.
Ending Value:	With respect to each Underlying, its Closing Value on the Final Calculation Day.
Closing Value:	With respect to an Index on any Trading Day, its Closing Level on that Trading Day; and with respect to the Fund on any Trading Day, its Fund Closing Price on that Trading Day.
Closing Level:	With respect to each Index, Closing Level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.
Fund Closing Price:	With respect to the Fund, the Fund Closing Price, the Closing Price and the Adjustment Factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each Call Observation Date (including the Final Calculation Day) is subject to postponement due to non-Trading Days and the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Call Observation Dates and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Observation Date (including the Final Calculation Day) is a “calculation day” and each Call Payment Date (including the Stated Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of up to $7.75 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of not in excess of $5.00 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $0.50 per security to selected

PRS-3

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XPZ4 / US13607XPZ41

*To the extent that we make any change to the expected Pricing Date or expected Issue Date, the Call Observation Dates, the Stated Maturity Date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 5, 2023 (the “prospectus”), the prospectus supplement dated September 5, 2023 (the “prospectus supplement”), the Product Supplement No. WF-1 dated September 5, 2023 (the “product supplement”), the Equity Index Underlying Supplement dated September 5, 2023 (the “Index underlying supplement”), and the ETF Underlying Supplement dated September 5, 2023 (the “ETF underlying supplement”, and together with the Index underlying supplement, the “underlying supplements), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplements, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplements. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplements, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplements, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, Wells Fargo Securities or any of our or its affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice. Any use of this pricing supplement by Wells Fargo Securities in market-making transactions after the initial sale of the securities will be solely for the purpose of providing investors with the description of the terms of the securities that were made available to investors in connection with the initial distribution of the securities.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Index” or “Fund” in the underlying supplements will be references to “Underlying.”

You may access the product supplement, the underlying supplements, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

●	Product supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098182/tm2322483d93_424b5.htm

●	Index underlying supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098170/tm2322483d89_424b5.htm

●	ETF underlying supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098171/tm2322483d88_424b5.htm

●	Prospectus supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098166/tm2322483d94_424b5.htm

●	Prospectus dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098163/tm2325339d10_424b3.htm

PRS-5

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	believe that the Closing Value of the Lowest Performing Underlying on one of the Call Observation Dates will be greater than or equal to its applicable Call Threshold Value;

▪	seek the potential for a fixed return if the Closing Value of the Lowest Performing Underlying on a Call Observation Date is greater than or equal to its applicable Call Threshold Value in lieu of full participation in any potential appreciation of the Lowest Performing Underlying;

▪	are willing to accept the risk that if the Closing Value of the Lowest Performing Underlying on each of the Call Observation Dates (including the Final Calculation Day) is less than its applicable Call Threshold Value, they will not receive any positive return on their investment in the securities;

▪	are willing to accept the risk that if the securities are not automatically called, they will be fully exposed to the decrease in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the face amount;

▪	understand that the term of the securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Observation Date if the securities are called on an earlier Call Observation Date;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Underlying on each Call Observation Date and that they will not benefit in any way from the performance of the better performing Underlyings;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings;

▪	are willing to forgo periodic interest payments on the securities and dividends on the Fund or any securities included in or held by any Underlying; and

▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

▪	believe that the Closing Value of the Lowest Performing Underlying on each of the Call Observation Dates will be less than its applicable Call Threshold Value;

▪	seek a security with a fixed term;

▪	seek full return at maturity of the face amount of the securities;

▪	are unwilling to accept the risk that, if the Closing Value of the Lowest Performing Underlying on each of the Call Observation Dates (including the Final Calculation Day) is less than its applicable Call Threshold Value, they will not receive any positive return on their investment in the securities;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price, and may be as low as the lower estimated value set forth on the cover page;

▪	seek current income;

▪	are unwilling to accept the risk of exposure to any Underlying;

▪	seek uncapped exposure to the upside performance of any or each Underlying beyond the applicable Call Premiums;

▪	seek exposure to a basket composed of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

▪	are unwilling to accept the credit risk of CIBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplements for risks related to an investment in the securities.

PRS-6

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any Call Observation Date will each be determined based on the Closing Value of the Lowest Performing Underlying on the applicable Call Observation Date as follows:

If the securities have not been automatically called, then on the Stated Maturity Date, you will receive the Maturity Payment Amount calculated as follows:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

PRS-7

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as an “Underlying Index” of the Fund.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called, You Will Lose More Than 30%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the Closing Value of the Lowest Performing Underlying is less than its applicable Call Threshold Value on each Call Observation Date, the securities will not be automatically called, and you will lose more than 30%, and possibly all, of the face amount at maturity, reflecting a loss of 1% of the face amount for every 1% decline in the Lowest Performing Underlying. This is the case even if the value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Starting Value or its applicable Call Threshold Value at certain other times during the term of the securities.

If the securities are not automatically called, your return on the securities will be negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating with the same Stated Maturity Date.

The Potential Return On The Securities Is Limited To The Call Premium.

The potential return on the securities is limited to the applicable Call Premium, regardless of the performance of the Lowest Performing Underlying on the applicable Call Observation Date. The Lowest Performing Underlying may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Pricing Date through the applicable Call Observation Date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Lowest Performing Underlying. Furthermore, if the securities are called on an earlier Call Observation Date, you will receive a lower Call Premium than if the securities were called on a later Call Observation Date, and accordingly, if the securities are called on one of the earlier Call Observation Dates, you will not receive the highest potential Call Premium.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If The Other Underlyings Perform Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if the other Underlyings perform favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of some Underlyings could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying is the Lowest Performing Underlying on each Call Observation Date. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of the Underlyings. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying On Each Call Observation Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlyings.

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying on each Call Observation Date. Although it is necessary for each Underlying to close at or above its respective applicable Call Threshold Value on the relevant Call Observation Date in order for you to receive the applicable Call Premium, you will not benefit in any way from the performance of the better performing Underlyings. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of the better performing Underlyings would be blended with the performance of the Lowest Performing Underlying, resulting in a better return than the return of the Lowest Performing Underlying alone.

PRS-8

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlyings is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities. To the extent the Underlyings represent different industries or sectors of the market or different equity markets, such industries or sectors or equity markets may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid cash-settled derivative contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

A Call Payment Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A Call Observation Date, including the Final Calculation Day with respect to an Underlying, will be postponed if the applicable originally scheduled Call Observation Date is not a Trading Day with respect to any Underlying or if the calculation agent determines that a Market Disruption Event has occurred or is continuing with respect to that Underlying on that Call Observation Date. If such a postponement occurs with respect to a Call Observation Date other than the Final Calculation Day, then the related Call Payment Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) three Business Days after the last Final Calculation Day, as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities included in or held by any Underlying for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

PRS-9

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current value of each Underlying, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlyings; volatility of the Underlyings; correlation among the Underlyings; economic and other conditions generally; interest rates; dividend yields on the Fund or any securities included in or held by an Underlying; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, the return will not be greater than the applicable Call Premium. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of an Underlying. Because numerous factors are expected to affect the value of the securities, changes in the value of an Underlying may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Underlyings

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large

PRS-10

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services. These factors could adversely affect the value of the RTY during the term of the securities, which may adversely affect the value of your securities.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An Adjustment Factor, as described in the accompanying product supplement, will be used to determine the Closing Value of the Fund. The Adjustment Factor of the Fund will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the Adjustment Factor of the Fund, the value of the securities may be adversely affected.

The Performance Of The Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of The Fund, Especially During Periods Of Market Volatility.

Although the Fund is designed to track the performance of its Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of the Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Closing Value of each Underlying on each Call Observation Date, whether the securities are automatically called and the Maturity Payment Amount, and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a Market Disruption Event has occurred on a scheduled Call Observation Date with respect to an Underlying, which may result in postponement of that Call Observation Date for that Underlying; determining the Closing Level of an Underlying if a Call Observation Date for that Underlying is postponed to the last day to which it may be postponed and a Market Disruption Event occurs on that day with respect to that Underlying; if publication of an Underlying is discontinued, selecting a successor or, if no successor is available, determining the Closing Value of such Underlying on the applicable Call Observation Date; and determining whether to adjust the Closing Value of an Underlying on a Call Observation Date in the event of certain changes in or modifications to that Underlying (or, with respect to the Fund, its Underlying Index). Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

PRS-11

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of an Underlying.

●	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in or held by an Underlying may adversely affect the value of such Underlying.

●	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

●	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

●	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplements, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-12

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Hypothetlical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Call Threshold Value of any Underlying. The hypothetical Starting Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value of each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of the Underlyings, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	10.50% for the first Call Observation Date, 21.00% for the second Call Observation Date, 31.50% for the third Call Observation Date and 42.00% for the last Call Observation Date (assuming that a Call Premium is equal to the lowest possible Call Premium that will be determined on the Pricing Date)
Hypothetical Starting Value of each Underlying:	100.00
Hypothetical Call Threshold Value of each Underlying:	100.00 (100% of the hypothetical Starting Value) for each of the first three Call Observation Dates; 70.00 (70% of the hypothetical Starting Value) for the last Call Observation Date.

Hypothetical Payout Profile

PRS-13

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Hypothetical Returns

If the securities are automatically called:

Hypothetical Call Observation Date on which Securities are Automatically Called	Hypothetical Call Threshold Value	Hypothetical Payment Per Security on Related Call Payment Date	Hypothetical Pre-Tax Total Rate of Return
1st Call Observation Date	100.00	$1,105.00	10.50%
2nd Call Observation Date	100.00	$1,210.00	21.00%
3rd Call Observation Date	100.00	$1,315.00	31.50%
4th Call Observation Date	70.00	$1,420.00	42.00%

If the securities are not automatically called:

Hypothetical Performance Factor of Lowest Performing Underlying on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security	Hypothetical Pre-Tax Total Rate of Return(1)
69.00%	$690.00	-31.00%
60.00%	$600.00	-40.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The Closing Value of the Lowest Performing Underlying on the first Call Observation Date is greater than its applicable Call Threshold Value, and the securities are automatically called on the first Call Observation Date:

SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Closing Value on first Call Observation Date:	125.00	140.00	$130.00
Performance Factor on first Call Observation Date (Closing Value on first Call Observation Date divided by Starting Value):	125.00%	140.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the first Call Observation Date.

In this example, the SPX has the lowest Performance Factor on the first Call Observation Date and is, therefore, the Lowest Performing Underlying on the first Call Observation Date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Closing Value of the Lowest Performing Underlying on the first Call Observation Date is greater than its hypothetical Starting Value (its applicable Call Threshold Value), the securities are automatically called on the first Call Observation Date and you will receive on the related Call Payment Date the face amount of your securities plus a Call Premium of 10.50% of the face amount. Even though the Lowest Performing Underlying on the first Call Observation Date appreciated by 25% from its Starting Value to its Closing Value on the first Call Observation Date in this example, your return is limited to the Call Premium of 10.50% that is applicable to such Call Observation Date.

On the Call Payment Date, you would receive $1,105.00 per security.

Example 2. The securities are not automatically called prior to the last Call Observation Date (the Final Calculation Day). The Closing Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its applicable Call Threshold Value, and the securities are automatically called on the Final Calculation Day:

PRS-14

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Closing Values on Call Observation Dates prior to the Final Calculation Day:	Various (all above Starting Value)	Various (all below Starting Value)	Various (all below Starting Value)
Hypothetical Closing Value on Final Calculation Day (i.e., the Ending Value):	120.00	110.00	$95.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	120.00%	110.00%	95.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the DIA has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Closing Value of the Lowest Performing Underlying on each Call Observation Date prior to the last Call Observation Date (which is the Final Calculation Day) is less than its hypothetical Starting Value (its applicable Call Threshold Value), the securities are not called prior to the Final Calculation Day. Because the hypothetical Closing Value of the Lowest Performing Underlying on the Final Calculation Day is greater than 70% of its hypothetical Starting Value (its applicable Call Threshold Value), the securities are automatically called on the Final Calculation Day and you will receive on the related Call Payment Date (which is the Stated Maturity Date) the face amount of your securities plus a Call Premium of 42.00% of the face amount.

On the Call Payment Date (which is the Stated Maturity Date), you would receive $1,420.00 per security.

Example 3. The securities are not automatically called, and the Maturity Payment Amount is less than the face amount:

	SPX	RTY	DIA
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Closing Values on Call Observation Dates prior to the Final Calculation Day:	Various (all above Starting Value)	Various (all below Starting Value)	Various (all below Starting Value)
Hypothetical Ending Value:	120.00	50.00	$90.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	120.00%	50.00%	90.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Performance Factor of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical Closing Value of the Lowest Performing Underlying on each Call Observation Date (including the Final Calculation Day) is less than its applicable hypothetical Call Threshold Value, the securities are not automatically called, and you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to:

$1,000 × 50.00% = $500.00

On the Stated Maturity Date, you would receive $500.00 per security. As this example illustrates, if the securities are not automatically called, you will incur a loss on the securities at maturity, even if the other Underlyings have appreciated or have not declined below their respective Starting Values or applicable Call Threshold Values.

PRS-15

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

The Underlyings

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC. The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-43 of the accompanying Index underlying supplement for additional information about the SPX.

Historical Data

We obtained the Closing Values of the SPX in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the SPX on any Call Observation Date (including the Final Calculation Day). We cannot give you assurance that the performance of the SPX will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the SPX for the period from January 1, 2018 to December 29, 2023. The Closing Value of the SPX on December 29, 2023 was 4,769.83.

Historical Performance of the S&P 500® Index

Source: Bloomberg

PRS-16

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying Index underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Values of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the RTY on any Call Observation Date (including the Final Calculation Day). We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the RTY for the period from January 1, 2018 to December 29, 2023. The Closing Value of the RTY on December 29, 2023 was 2,027.074.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-17

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

The SPDR® Dow Jones® Industrial Average ETF Trust

The SPDR® Dow Jones® Industrial Average ETF Trust (Bloomberg ticker: “DIA”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones Industrial Average® (the “Underlying Index”). The Underlying Index is a price-weighted index of 30 U.S. blue-chip companies, which covers all industries except transportation and utilities. The shares of the DIA are listed and trade on the NYSE Area, Inc. under the ticker symbol “DIA.” See “Reference Sponsors and Fund Descriptions—The SPDR® Dow Jones® Industrial Average ETF Trust” beginning on page S-47 of the accompanying ETF underlying supplement for additional information about the DIA.

Historical Data

We obtained the Closing Values of the DIA in the graph below from Bloomberg without independent verification. The historical performance of the DIA should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the DIA on any Call Observation Date (including the Final Calculation Day). We cannot give you assurance that the performance of the DIA will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the DIA for the period from January 1, 2018 to December 29, 2023. The Closing Value of the DIA on December 29, 2023 was $376.87.

Historical Performance of the SPDR® Dow Jones® Industrial Average ETF Trust

Source: Bloomberg

PRS-18

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-19

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplements, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplements.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplements. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the securities or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplements. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplements and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-20

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the SPDR® Dow Jones® Industrial Average ETF Trust due January 10, 2028

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the revised proposals with respect to “hybrid mismatch arrangements” included in the proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on November 28, 2023 (the “Hybrid Mismatch Proposals”). Investors should note that the Hybrid Mismatch Proposals are in draft form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-21